Exhibit 99.1

A Forward Thinking Women’s Health Company NASDAQ: AGRX Analyst Day October 10, 2017

Welcome and Introduction Al Altomari, Chairman and CEO 2

Certain information contained in this presentation and other matters discussed today or answers that may be given in response to questions may include “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements are subject to important factors, risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, enrollment and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to our product candidates; the Company’s ability to continue as a going concern; the Company’s ability to obtain the capital necessary to fund its operations; the Company’s ability to generate revenues; the successful implementation of the Company’s research and development programs and collaborations; the acceptance by the market of the Company’s products; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the cost of our efforts to commercialize and promote our product candidates once they are approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. These factors could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this presentation and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. For additional information about the risks and uncertainties that may affect our business please see the factors discussed in “Risk Factors” in the Company’s Annual Report on for 10K for the year ended December 31, 2016 and in the quarterly reports filed with the SEC. Forward Looking Statement 3

Agenda

Introduction - 11am ET

Overview of Agile Therapeutics - *Al Altomari, Chairman & CEO*
Contraceptive Market Landscape - *Renee Selman, Chief Commercial Officer*

Clinical Discussion - 11:15am

Perspective from Clinical Practice - *Robin Kroll, MD, FACOG*
SECURE Trial Results - *Elizabeth Garner, MD, MPH, Chief Medical Officer*
Perspective on Efficacy, Effectiveness, and the Pearl Index - *David J. Portman, MD, FACOG*
Regulatory Perspective - *Minnie Baylor Henry, JD, RPh*

Q&A, Break - 11:55am

Commercial Launch - 12:20pm

Market Access: Policy Perspective - *Adaeze Enekwechi, PhD, MPP*
Commercial Launch- *Renee Selman, Chief Commercial Officer*

Closing Remarks, Q&A - 1pm

A Look to the Future - *Al Altomari, Chairman & CEO*

Agile THERAPEUTICS
NASDAQ: AGRX 4

Significant Near-Term Market Opportunity Agile is Well-Positioned for Successful Twirla® Market Entry Experienced leadership team with the ability to execute Cash position expected to support launch Launch planning well underway Agile is Building a Robust Women’s Health Franchise Corporate Strategy: Become a Leader in Women’s Health *Brand is defined as products approved under an NDA, Source: IMS NSP and NPA through Dec 2016 Low-dose, Weekly Contraceptive Patch PDUFA Goal Date December 26, 2017 $3.9B Addressable Market 5 Establish Agile in Contraceptive Market with Lead Product Candidate Become Contraceptive Market Leader with Product Pipeline Broaden Women’s Health Portfolio in Areas of Unmet Need

Executive Management Team Deep Experience Including Women’s Healthcare and Contraceptive Products TriCyclen and Evra are registered trademarks of Johnson & Johnson, Inc. Al Altomari Chairman and Chief Executive Officer Scott Coiante Vice President and Chief Financial Officer Elizabeth Garner, MD, MPH Sr. Vice President and Chief Medical Officer Renee Selman Chief Commercial Officer Geoff Gilmore General Counsel 6

Building Our Leadership Team: A Snapshot of New Hires Joseph Chiodo III Senior Medical Director Emily Santaspirt (Riggins) Senior Product Manager Lawrence Levey Senior Director, Supply Chain Gregg Weinstein Senior Director, Commercial Operations 7

Welcome and Thank You to Our Guest Speakers



Robin Kroll, MD, FACOG
Perspectives from Clinical Practice

Director, Seattle Women's: Health, Research, Gynecology

SECURE Trial Investigator



David J. Portman, MD, FACOG
Perspective on Efficacy, Effectiveness, and the Pearl Index

Director Emeritus, Columbus Center for Women's Health Research

CEO and Chief Medical Officer, Sermonix Pharmaceuticals



Minnie Baylor Henry, JD, RPh
Regulatory Perspective

Executive Partner, YourEncore

Former Director, Division of Drug Marketing, Advertising and Communications (DDMAC), Food and Drug Administration

Former Worldwide VP, Regulatory Affairs, Johnson & Johnson



Adaeze Enekwechi, PhD, MPP
Market Access - Policy Perspective

VP, McDermottPlus Consulting in Washington, D.C.

Former Associate Director for Health Programs, White House Office of Management and Budget under President Obama

Guest speakers will be compensated by Agile Therapeutics to speak at the event

Agile Therapeutics
NASDAQ: AGRX
8

Contraceptive Market Landscape Renee Selman, Chief Commercial Officer 9

Expected to be the first and only low-dose contraceptive patch, delivering ~30µg/day EE The Twirla® Opportunity LOW DOSE PILL REGIMEN PATCH REGIMEN Less invasive than some methods (vaginal ring, IUDs, injections, implants) “I want to eliminate the forgetfulness but I don’t want to lose that control either.” – Consumer, October 2016 NON-DAILY IN CONTROL 7 days no patch Source: Qualitative consumer market research, Adelphi Research 2016 10

Proprietary Skinfusion® Technology for Improved Adhesion Peripheral Backing (soft, silky fabric) Peripheral Adhesive System Active Matrix Integrated into a single patch Release Liner Twirla® can be worn on the buttock, abdomen, or upper torso Active Ingredients Improve 7-day adhesion Minimize adhesive breakdown that causes “black ring” Skinfusion® technology is designed to: Twirla is <1mm thick 11

U.S. Hormonal Contraceptive Market is a Significant Opportunity $1.6B P-only Pills category includes emergency contraceptive prescriptions. Not Shown: “All Other” category with <1M TRx Sources: IMS NSP through Dec 2016; ACOG FAQs $5.5 Billion US Contraceptive Market in 2016 Combined Hormonal Contraception (CHC) Progestin-Only (P-Only) Long Acting Reversible Contraception (LARC) Pill, Patch, Ring P-only Pill, Injection IUD, Implant $3.9 Billion $443 Million $1.2 Billion Addressable Market CHC Pills+Patch+Ring = $3.9 Billion 12 CHC Pills Rings Patches IUDs Implants Injectables P - Only Pills

Low-dose products, those delivering 25-35ug of estrogen, represented over half of the total CHC prescriptions in 2016 Twirla® is designed to deliver ~30µg/day ethinyl estradiol (EE) Majority of the CHC Market Demand Falls in Low-Dose Category *Includes Ortho Evra and Xulane. While Evra and Xulane are labeled as 35g, their second black box warning indicates the product delivers approximately 60% more estrogen that an oral contraceptive containing 35g of estrogen. Source:. IMS NPA through Dec 2016 13 2.0% 56.4% 41.5% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 50 ? g (High Dose)* 25 - 35 ? g (Low Dose) ?20 ? g (Ultra - Low Dose) % TRx Daily Estrogen Dose Percentage of Total CHC TRx by Estrogen Dose (2016)

Non-Daily CHC Forms Have Appeal For the Market Oral Pills (Once a day) Vaginal Ring (Once a month) Patch (Once a week) The current CHC market leader is a non-daily product Nuvaring annual sales for 2016 were $786 Million Non-daily CHCs have reached significant peak TRx market shares Evra 11.1% (in 2005) Nuvaring 6.6% (in 2014) The most successful contraceptive launch was a non-daily product Evra reached 10% TRx share 18 months after 2002 launch >200 products* Nuvaring® Evra ®/Xulane® CHC Market *Includes branded and generic products (brands defined as products approved under an NDA, generics approved under an ANDA) Evra is a registered trademark of Johnson & Johnson, Inc.; Xulane is a registered trademark of Mylan, Inc.; Nuvaring is a registered trademark of Merck & Co., Inc. Source: IMS NPA and NSP, through Dec 2016 Current Market Leader 14

History of Ortho Evra® and Nuvaring® Market Shares Demonstrate Demand for Non-Daily Contraception 2002: Ortho Evra and Nuvaring launch as the first non-daily CHC methods 2005: The two products cumulatively account for 14% of the CHC market 2005: Ortho Evra relabeled with second black box warning. Evra share declined while Nuvaring growth escalated Evra is a registered trademark of Johnson & Johnson, Inc.; Xulane is a registered trademark of Mylan, Inc.; Nuvaring is a registered trademark of Merck & Co., Inc. Source: IMS NPA through Dec 2016 15 0 100,000 200,000 300,000 400,000 500,000 600,000 700,000 800,000 900,000 1,000,000 Non - Daily Contraceptive TRx 2002 - 2017 Ortho Evra Nuvaring Xulane

There is a Market Need for New Non-Daily CHC Options TriCyclen and Evra are registered trademarks of Johnson & Johnson, Inc.; Nuvaring is a registered trademark of Merck & Co., Inc.; Yasmin, Yaz, Beyaz and Natazia are registered trademarks of Bayer; Loestrin, Generess, Minastrin, and Taytulla are registered trademarks of Allergan, Inc.; Seasonale, Seasonique and Quartette are registered trademarks of Teva Pharmaceuticals USA, Inc. Source: IMS NPA 2000-2016 Yasmin (Jun 2001) Nuvaring (Jun 2002) TriCyclen Lo (Sep 2002) Seasonale (Oct 2003) Generess (May 2011) Quartette (Aug 2013) Minastrin 24 (Aug 2013) Loestrin 24 (Mar 2006) Yaz (Apr 2006) Seasonique (Jul 2006) Evra (Mar 2002) LoLoestrin (Dec 2010) Natazia (Jul 2010) Beyaz (Oct 2010) 2001 2016 Lo Seasonique (Mar 2009) Taytulla (Nov 2016) Daily Pills Non-Daily Options Only non-daily CHC brands 16

Birth Control Video Available at AgileTherapeutics.com In Analyst Day Webcast Replay “Women on the Street” Video

Perspective from Clinical Practice Robin Kroll, MD, FACOG 18

About Co-Founder and Director, Seattle Women’s: Health, Research, Gynecology SECURE Trial Investigator Investigator in over 200 clinical trials in women’s health Over 20 publications/presentations in women’s health Key Topics Women need contraceptive options Why options are important Why non-daily and low-dose options are important Insights from clinical experience with Twirla Robin Kroll, MD, FACOG 19

Contraceptive Patterns in U.S. Women

- Nearly all women use contraception at some point in their lifetimes[1,2]
  - Women use contraception for an average of 30 years across their lifetimes[1,2]
- ~50% of pregnancies in U.S. women are unintended[3]
  - 10-15% of sexually active women do not use contraception
- ~50% of women with unplanned pregnancies conceive while using a contraceptive method[4]
  - 90% of contraceptive failures are due to inconsistent and/or improper use[4]
- Hormonal methods are highly effective and among the most popular methods used[5]
  - Well-established safety and tolerability profile
  - Few absolute contraindications
  - Non-contraceptive benefits

Currently available hormonal contraceptive options


Pill
Patch
Ring
Injectable
Implant
Intrauterine Device (IUD)

[1]Hamilton BE, Kirmeyer SE., National Center for Health Statistics. 2017; [2]Daniels K et al, National Center for Health Statistics. 2013
[3]Finer LB and Zolna MR, NEJM 2016; [4]Frost JJ and Darroch J., Perspectives on Sexual and Reproductive Health 2008
[5]Halpern V et al, Cochrane Review 2013

Agile Therapeutics
NASDAQ: AGRX 20

Contraceptive method selection is influenced by several factors1 No single method is the method of choice for all women2 Women typically use several different methods across their lifetimes as their needs and preferences change2 Acceptability and tolerability of various methods are different for different women 46% of women report have discontinued at least one method because they were dissatisfied with it3 Women are more consistent with contraceptive use and stay with a method for longer when using a method of their choosing4 Why Contraceptive Options are Important 1Jackson AV et al, Contraception 2016 2Mansour D, Int J Women’s Health 2014 3Moreau C et al, Contraception 2007 4Frost JJ and Darroch J, Perspectives on Sexual and Reproductive Health 2008 21

Factors that Influence Contraceptive Method Selection Method Effectiveness/ Safety Desire for/ Timing of Future Fertility Dosing Route/ Frequency Relationship Status Hormonal vs. Non-Hormonal Method Source: Jackson AV et al, Contraception 2016 22

Why Non-Daily Contraceptive Options are Important

- Oral contraceptives (OCs) are highly effective when used correctly, however women report inconsistent use[1,2]
  - ~ 30-50% of OC users miss one or more pills per month; > 20% miss two or more
- Human factors (including missed pills) lead to lower effectiveness (higher failure rate)[3]
  - Lowest expected use efficacy from highly selective clinical trials: 0.3% failure rate (i.e., lowest expected)
  - Actual use effectiveness: ~ 9% failure rate
- Methods that are not user dependent show little difference between perfect and actual use effectiveness
- Non-daily options decrease the chance of missed daily pill doses[4]

Percentage of Women Who Missed Taking Oral Contraceptive Pills*



None
One
Two or more
Percentage
100
90
80
70
60
50
40
30
20
10
0
15–44
15–24
25–44
Age group (yrs)

[1]Halpern V et al, Cochrane Review 2013
[2]CDC National Survey of Family Growth 2016
[3]Trussell J, Contraception 2011
[4]FDA Press Release-Ortho Evra Label Update 2005

Agile THERAPEUTICS
NASDAQ: AGRX
23

All combined hormonal contraceptives (CHCs) increase the risk of blood clots (VTE)1 The dose of estrogen in CHCs is believed to be the primary factor influencing the risk of VTEs1 Since the first birth control pill was approved by the FDA in 1960, estrogen doses have decreased by up to 93% Current low-dose products range from 10-35 mcg* of estrogen per day There are no confirmed clinical differences in VTE risk between various low-dose products Why a Low-Dose Non-Daily Option is Important *VTE=venous thromboembolism *mcg=micrograms Source: 1Stegeman B. H., et al, BMJ 2013, 2Planned Parenthood, The Birth Control Pill: A History, June 2015; 3IMS NPA through July 2017 Enovid Approved 1960 150g estrogen2 Low-Dose Products Available today 10-35g estrogen3 24

SECURE Trial Results Dr. Elizabeth Garner, Chief Medical Officer 25

Regulatory Path to Potential Approval Oct 2013 – Type A Meeting: Agile agrees to execute Phase 3 Trial (SECURE) Feb to Sept 2014 – Agile and FDA discuss study design and analysis Broad enrollment, including no BMI restriction Pre-specified weight and BMI analyses July 2015 – FDA publishes meta-analysis on obesity and CHC effectiveness March 2017 – Pre-submission Meeting: Based on preliminary review of data, FDA indicated the SECURE trial results appear acceptable for resubmission July 2017 – FDA accepts resubmission as a complete response to the CRL December 26, 2017 – Established as the PDUFA goal date 26

Twirla is designed to deliver ~30 mcg of ethinyl estradiol (EE) per day less than half the EE exposure of Ortho Evra Twirla® is a Low-Dose Contraceptive Patch *Information on Ortho Evra is based on currently marketed product label and publicly available information; we have not performed a head-to-head comparison of Twirla to Ortho Evra Sources: Archer D, et al, Contraception 2012; Archer D, et al, ACOG 2011 EE Concentration (pg/ml) EE (pg/mL) Patch Change Patch Removal 140 120 100 80 60 40 20 0 15 25 16 17 18 19 20 21 22 23 24 Day (Week three of Cycle) OC 35ug – Days 15-20 (estimated) Twirla Patch – Days 15-21 (observed) OC 35ug – Day 21 (observed) Evra – Days 15-21 (from label)* Ortho Evra Twirla 27

Multicenter, single-arm, open-label 13-cycle trial at 102 experienced U.S. clinical sites ~2000 healthy subjects aged 18 treated with laser-etched patches Representative sample of women seeking hormonal contraception No exclusions for BMI/weight Stringent trial design Frequent pregnancy testing Exclusion of cycles for BOTH use of back-up contraception and lack of sexual activity Analysis Efficacy measure was Pearl Index in an Intent To Treat (ITT) population of subjects 35 years of age and under Pre-specified analysis related to BMI and body weight-requested by FDA The SECURE Trial Was Rigorously Designed and Had Broad Entry Criteria 28

Positive Evidence of Efficacy in a Real-World Population BMI Category BMI (kg/m2) % of Study Population Pearl Index UB 95% CI Normal* < 25 39% 3.03 4.62 Overweight 25 - < 30 25% 5.36 7.98 Obese 30 35% 6.42 8.88 Non-Obese* < 30 65% 3.94 5.35 Obese 30 35% 6.42 8.88 ITT = Intent to Treat; all results shown are based on ITT subjects 35 years of age; UB 95% CI = upper bound of the 95% confidence interval Source: 1Personal correspondence with Dr. James Trussell Population (ITT) Pearl Index UB 95% CI 35 years of age 4.80 6.06 *Reflective of Historical CHC Trial Populations A tight confidence interval was achieved on the overall results: Prespecified analyses showed an effect of obesity: Pearl Index with no contraception1: ~190 # On-treatment pregnancies # Cycles x 1300 Pearl Index = 29

Life Table Efficacy is a More Relevant Clinical Measure Cycle % of Subjects With a Pregnancy UB of 95% CI 1 0.2 0.51 2 0.6 1.15 3 1.0 1.64 4 1.6 2.40 5 2.0 2.84 6 2.6 3.58 7 2.8 3.77 8 3.2 4.28 9 3.4 4.50 10 3.5 4.61 11 3.7 4.85 12 3.9 5.10 13 4.2 5.48 UB 95% CI = upper bound of the 95% confidence interval 95.8% of SECURE trial subjects did not have a pregnancy during the trial Failure rate (Life table analysis) is an important pre-specified, supplemental efficacy endpoint in contraceptive trials More clinically relevant than Pearl Index Failure rate was 4.2% at Cycle 13, inclusive of all subjects regardless of BMI 30

Twirla® Had a Favorable Safety and Tolerability Profile in the Phase 3 Trials

Low rates of hormone-related adverse events, consistent with publicly available information for other low-dose combined hormonal products:

Adverse Event*	SECURE Trial	Prior Agile Phase 3 Trials	Ortho Evra Trials*	Quartette Trial*
Total in Safety Population	2031	1043	3322	3597
Headache	4.5%	3.7%	21.0%	12.2%
Nausea	4.1%	4.3%	16.6%	6.7%
Breast tenderness/pain/discomfort	2.0%	1.8%	22.4%	2.2%
Mood swings/changes/depression	2.7%	2.8%	6.3%	2.9%
Heavy/irregular vaginal bleeding	2.6%	2.1%	6.4%	9.7%

- Overall serious adverse events (SAEs) were observed in 1.97% of the SECURE trial study population; generally in line with those observed in other low-dose combined hormonal products* (rate in Quartette trial = 1.6%); 0.7% of subjects had SAEs that were considered potentially study drug related, including deep vein thrombosis (DVT), pulmonary embolism (PE), gallbladder disease, ectopic pregnancy, and depression
- In the combined safety database for Agile Phase 3 trials (n >3,000), there were 5 subjects with potentially study drug related DVTs or PEs, 4 of whom were obese (BMI >30kg/m^2)

*Information is based on currently marketed product labels and publicly available information; adverse event (AE) terms utilized in table (except nausea) represent composites of relevant specific AE preferred terms. Different terminology may be used in product labels and reports. We have not performed a head-to-head comparison of Twirla to Ortho Evra or Quartette.

Agile THERAPEUTICS
NASDAQ: AGRX 31

Favorable Bleeding Profile Similar to Oral Low-Dose CHCs

- Bleeding-related side effects are among the top reasons women discontinue hormonal contraception[1]
- Monthly withdrawal bleeding duration (mean 3-3.7 days) in SECURE trial subjects was generally consistent with approved low-dose CHCs
- Breakthrough bleeding also generally consistent with approved low-dose CHCs[2] and decreased during the 13 cycles of the study
- 2.2% of SECURE trial subjects discontinued due to a bleeding-related adverse event (Quartette: 5%; Natazia: 2.3%; Ortho Evra 1.1%)

Mean Number of Unscheduled Bleeding/Spotting Days by Cycle


Mean # of Days of Unscheduled Bleeding/Spotting
3.5
3
2.5
2
1.5
1
0.5
0
1 2 3 4 5 6 7 8 9 10 11 12 13
Cycle

Analysis of subjects in the Safety Population of SECURE trial
Sources: [1]Moreau C, et al. *Contraception* 2007 ; [2]publicly available product labels

Agile THERAPEUTICS
NASDAQ: AGRX

32

99.2 - 99.7% of patch adhesion scores ranged from no lifting of the patch (score = 0) to slight lifting at the edges (score = 1) As rated by SECURE trial Investigators during routine subject visits, using a 5-point scale provided by the FDA Twirla Had a Favorable Adhesion Profile in the SECURE Trial Investigator-Reported Patch Adhesion Scores Score 2-4 2: 50% adhered but < 75% (at least half of system lifts off) 3: < 50% (more than half of the patch lifts off, but the patch remains attached) 4: Patch completely detached Score 0-1 0: 90% adhered (none to minimal lift) 1: 75% adhered but < 90% (some edges showing lift) 33 88 90 92 94 96 98 100 1 2 3 4 5 6 7 Percentage of Scores Patch Day

Perspective on Efficacy, Effectiveness and the Pearl Index David J. Portman, MD, FACOG 34

About Director Emeritus, Columbus Center for Women’s Health Research CEO & CMO, Sermonix Pharmaceuticals Investigator in over 140 clinical trials in women’s health Over 100 publications/presentations in women’s health Co-author of The Creeping Pearl with Dr. James Trussell Key Topics Evolution of the Pearl Index Context for SECURE Trial data How clinicians think about contraceptive efficacy David J. Portman, MD, FACOG 35

PIs have increased over time, in particular over the past ~2 decades Although clinical relevance is limited, PI continues to be utilized by regulators and researchers due mainly to simplicity of calculation Numerous factors may be contributing to Pearl Creep Differences in study design pregnancy testing, cycle exclusion criteria Increasingly diverse study populations Lower adherence/compliance in clinical trial populations Hormone doses Increasing weight/BMI of the U.S. population Pearl Index (PI): A Regulatory Measure With Limited Clinical Relevance *PI = # pregnancies/# cycles x 1300 Trussell J and Portman D, Contraception 2013 36

Pearl Indices In Initial FDA Registration Studies Increased In Later Trials PI = Pearl Indices Sourced from publicly available NDA Reviews 37 0 0.5 1 1.5 2 2.5 3 3.5 4 4.5 5 Loestrin Fe 1/20 Levlite Nordette Pearl Index Pearl Indices Over Time PI at Approval 1973-1998 PI in Later Trial/EU Trial 1998-2003 Most Recent PI 2003-2006

With increasingly diverse study populations, there is a narrowing of the gap between efficacy and effectiveness From a clinical standpoint, this is a favorable trend that helps inform decision making Efficacy Results from Modern Contraceptive Trials are Looking More Like Real-World Effectiveness Effectiveness How well CHCs work in actual use “real world” settings Efficacy How well CHCs work in “ideal” conditions of clinical trials 38

Healthcare Providers Think About Typical Use Effectiveness

CDC *Effectiveness of Family Planning Methods*



Most Effective
Less than 1 pregnancy per 100 women in a year
6-12 pregnancies per 100 women in a year
18 or more pregnancies per 100 women in a year
Least Effective
Reversible
Implant
0.05 %*
Intrauterine Device (IUD)
LNG - 0.2 % Copper T - 0.8 %
Permanent
Male Sterilization (Vasectomy)
0.15 %
Female Sterilization (Abdominal, Laparoscopic, Hysteroscopic)
0.5 %
Injectable
6 %
Pill
9 %
Patch
9 %
Ring
9 %
Diaphragm
12 %
Male Condom
18 %
Female Condom
21 %
Withdrawal
22 %
Sponge
24 % parous women
12 % nulliparous women
Fertility-Awareness Based Methods
JANUARY
24 %
Spermicide
Spermicide
28 %
* The percentages indicate the number out of every 100 women who experienced an unintended pregnancy within the first year of typical use of each contraceptive method.

- Twirla®, if approved, will have similar effectiveness as other Tier 2 products
- 85% of women using no contraception experience a pregnancy within 1 year
- Estimated Pearl Indices:
  - IUDs < 1
  - Condoms ~ 20
  - No method ~ 190

Sources: CDC *Effectiveness of Family Planning Methods* Chart; Trussell, et al., *The Creeping Pearl* (2013); Personal correspondence with Dr. James Trussell

Agile THERAPEUTICS NASDAQ: AGRX 39

Regulatory Perspective Minnie Baylor-Henry, JD, RPh 40

About Executive Partner, YourEncore Former Worldwide Vice President, Regulatory Affairs, Johnson & Johnson Former Director, Division of Drug Marketing, Advertising and Communication (DDMAC), FDA Key Topics Trend toward inclusive clinical trial design How the FDA considers contraceptive products Importance of the FDA meta analysis Historical perspective on Ortho Evra Minnie Baylor-Henry, JD, RPh 41

Limitations of trials conducted in highly controlled settings with selective populations are increasingly being recognized1,2 Real-world studies in broad study populations provide greater generalizability to individuals who will likely use the products being tested1,2 FDA Office of Women’s Health, in partnership with NIH Office of Research on Women’s Health is sponsoring the: Diverse Women in Clinical Trials Initiative3 Raise awareness about the importance of diverse women in clinical trials Share best practices about clinical study design, recruitment, and data analyses “Increasing the diversity of women in clinical trials can help improve healthcare for all women” Trend Toward Real World Settings for Clinical Trials Sources: 1Califf RM and Sugarman, Clin Trials 2015; 2Ford I et al, NEJM 2016; 3FDA.gov Diverse Women in Clinical Trials Campaign Partner Toolkit 42

Approval is based on a risk/benefit assessment Efficacy is assessed versus no contraception Comparator trials are not required There is no firm Pearl Index endpoint requirement No pre-specified statistical definitions of success No formal statistical testing (no p-values) Contraceptive options are important; FDA accepts a range of effectiveness levels (contraceptive categories) to allow for more choices for women How the FDA Considers Contraceptive Products Source: FDA ACRHD Meeting Summary Minutes January 2007 43

FDA Meta-Analysis: The Effect of Obesity on HC Effectiveness

- Since the 1980's, HCPs have suspected obesity may increase CHC failure[1]
- The contribution of obesity has been difficult to measure; most prospective CHC trials have excluded obese women
- FDA meta-analysis demonstrates importance of obesity in CHC effectiveness[2]
  - Publication suggests 44% increased risk of pregnancy during CHC use in obese compared to non-obese women
  - FDA authors called for more data on obese women from Phase 3 clinical trials



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Original research article

Effect of obesity on the effectiveness of hormonal contraceptives: an individual participant data meta-analysis

Michiyo Yamazaki[a], Kate Dwyer[b], Mahboob Sobhan[b], Daniel Davis[c], Myong-Jin Kim[a], Lisa Soule[c], Gerald Willett[c], Chongwoo Yu[a,*]

[a]Division of Clinical Pharmacology 3, Office of Clinical Pharmacology, Office of Translational Sciences (OTS), Center of Drug Evaluation and Research (CDER), US Food and Drug Administration (FDA), Silver Spring, MD, USA
[b]Division of Biostatistics 3, Office of Biostatistics, OTS, CDER, FDA, Silver Spring, MD, USA
[c]Division of Bone, Reproductive, and Urologic Products, Office of New Drugs, CDER, FDA, Silver Spring, MD, USA

Received 20 August 2014; revised 27 July 2015; accepted 31 July 2015

Sources: [1]Boden DC, Med J Aust 1980 ; [2]Yamazaki M et al, Contraception 2015; 92: 445-52

NASDAQ: AGRX 44

Ortho Evra label negotiations resulted in weight language regarding efficacy, which did not affect approvability of the product Historical Perspective on Ortho Evra® Source: FDA.gov Ortho Evra Label, 11/20/2001. Ortho Evra is a registered trademark of Johnson and Johnson, Inc. Original Ortho Evra Label, Nov 2001 45

Contraceptive options are important for women Historical examples have demonstrated clear demand for non-daily, low-dose methods; none have been approved since 2001 Twirla® has a favorable efficacy and safety profile and has the potential, if approved, to fill this gap Clinicians think in contraceptive categories and would consider Twirla as a Tier 2 method with similar effectiveness to OCs, pills, and rings We expect that if approved, the Twirla label would be similar to the original Ortho Evra label Clinical Summary - Key Takeaways Source: FDA.gov Ortho Evra Label, 11/20/2001. Ortho Evra is a registered trademark of Johnson and Johnson, Inc. 46

Q&A Session Followed by a 15-Minute Break 47

Commercial Launch Renee Selman, Chief Commercial Officer 48

Market Access - Policy Perspective Adaeze Enekwechi, PhD, MPP 49

About Vice President, McDermott+Consulting Former Associate Director for Health Programs at the White House Office of Management and Budget (OMB) Over $1 trillion in budget and policy oversight covering all domestic health programs One of the most influential federal agencies covering all spending and implementation policies for the Administration Former Senior Policy Analyst at the Medicare Payment Advisory Commission (MedPAC) Former Analyst at the Congressional Budget Office (CBO) Key Topics ACA Contraceptive Mandate perspective Why birth control is good policy Adaeze Enekwechi, PhD, MPP 50

Mandatory coverage of contraceptives with no copay remains the law as ACA has not been repealed Zero copay coverage mandated for at least 1 product in 18 unique methods delineated by the FDA Covered contraceptive methods include: Barrier methods, like diaphragms and sponges Hormonal methods, like birth control pills and vaginal rings Implanted devices, like intrauterine devices (IUDs) Emergency contraception, like Plan B® and ella® Sterilization procedures Patient education and counseling Affordable Care Act (ACA) Contraceptive Mandate Source: Healthcare.gov Contraceptive Mandate Zero Copay Birth Control 51

State Initiatives Show Broad Support for Contraceptive Coverage

- Policymakers in many states have proposed and/or passed measures to preserve the contraceptive benefit regardless of federal law[1]
  - **28 states** require health insurance plans in their states to cover contraceptive services
  - **3 states** have added additional requirements barring delays in coverage, copays, or limits in methods of contraceptives covered
  - **8 states** do not permit any employer or insurer to refuse to comply with the mandate[2]
- October 6, 2017 - A regulation narrowing the mandate was issued allowing a broader set of employers and insurers to claim exemptions from the requirement to cover contraceptives for moral and religious reasons[3]
  - No single health insurer has ever sought such an exemption
  - Religious and closely-affiliated institutions can already claim exemptions
  - It is unlikely that many large employers will suddenly claim exemptions on moral grounds
    - Fewer than 100 employers covering ~22,000 employees sought the original exemption on religious or moral grounds[4]

Sources: [1]Guttmacher Institute, *Laws Affecting Reproductive Health and Rights: State Policy Trends at Midyear*, 2017
[2]Guttmacher Institute, *Insurance Coverage for Contraceptives*, October 1, 2017
[3]U.S. Department of Health and Human Services, *Trump Administration Issues Rules Protecting the Conscience Rights of All Americans*, October 6, 2017
[4]Mother Jones, *It's Not Just Hobby Lobby*, 2014

Agile Therapeutics
NASDAQ: AGRX
52

Contraceptive Coverage is Good Math and Good Policy $1.4 Billion Dollars women saved on birth control pills alone in 2013, due to the ACA2 Source: 1Guttmacher Institute, Testimony of Guttmacher Institute, Submitted to the Committee on Preventative Services for Women 2Kaiser Family Foundation; 3Guttmacher Institute, Unintended Pregnancy in the United States $21.0 Billion Total public expenditures on unintended pregnancies nationwide in 2010 $14.6B federal, $6.4B state3 Savings on healthcare costs for employers covering contraception vs. unintended pregnancy1 15-17% 53

Commercial Launch Renee Selman, Chief Commercial Officer 54

Commercial Launch Strategy Pre-PDUFA 55 Set up trade distribution Plan payer strategy Marketing Analytics & Strategy Launch manufacturing Launch payer strategy Secure formulary access Hire & train sales force Ship to trade Launch sales force Implement HCP media tactics Samples Day 1 Post-PDUFA Unleash consumer campaigns 2H 2017 1H 2018 2H 2018 Pre-market Prep

Building the Commercial Team 56

Manufacturing and Supply Readiness Ramping Up Significant expertise in transdermal patch development and manufacturing Longstanding exclusive contract manufacturing relationship No royalties Collaborating closely on commercial scale-up 57

Developing a market access strategy that: Focuses on the clinical and economic differentiation of Twirla® Leverages current provisions provided in the ACA Contains contingency strategy in the event of an ACA repeal/replace Via contracting, places Twirla in a competitive reimbursement position Market Access Strategy Key Activity Pre-PDUFA Post-PDUFA Payer Strategy Development Acct. Manager Training Account Management Initiate Payer Appointments Introductory Presentations Contracting Process Day 1 Post-PDUFA 58

Targeting Top 8 Payers Expected to Cover Majority of Commercial Lives PBM National Insurer Regional Insurer ~75% of Commercial Lives 79% of the total CHC market and 86% of the Branded CHC market are Commercial Rx Source: Symphony Health Phast 07/2017 59

70% of US Contraceptive TRx are Written by ObGyns/NPs/PAs ObGyns Prescribe Contraceptives More than any Other Therapy Contraceptive 34% Source: IMS NPA, TRx Volume by Prescriber Type, 2014 Source: IMS NPA, TRx Volume by Category, 2010 ObGyns and Nurse Practitioners Drive Contraceptive Prescribing 60 ObGyn 45% NP/PA 25% PCP 24% All Other 6% CHC Prescriptions by Prescriber Type

Identify HCPs who: Are high volume prescribers of CHC Initiate contraceptive Rx Are likely to adopt new products/technology early Have patient base with favorable access See a high volume of Twirla® consumer target personas Fine-Tuned Sales Targeting US CHC Prescribers Deciles 4-10 Prescribers (n=41,936) Branded Prescribers* (n=22,205) *Branded prescribers = non-Medicaid only Source: xPonent plantrak data, July 2017 61 Over 90% ObGyn 61

Phased Sales Force Implementation, Size Range in Line with Other Marketed CHC Products Planned 70-100 Reps expected to cover 50-60% of CHC Scripts Phased sales force hiring linked to formulary acceptance Provide a technologically advanced approach to 1-1 selling 70-100 representatives Source: Third party market research, 2017 62 99 99 80 10 0 20 40 60 80 100 120 Lo Loestrin FE Taytulla Nuvaring Xulane Number of FTEs FTEs Promoting Select CHC Products

Phased Approach to Media Plan HCP Consumer Key Metric Aware Understand Ready to Prescribe Prescribing Twirla Aware Understand Ready to Try Requesting Twirla HCP Awareness Consumer Awareness Script Lift Day 1 Post-PDUFA 63

Robust Data Enables Focused Targeting of HCPs and Consumers + many other personal attributes Personal Variables Age Gender Ethnicity Education Household Composition Non-Rx/OTC Purchase Behavior Activities/Hobbies Media Consumption + many other health-related attributes Health/Treatment Variables Rx Usage OTC Usage Willingness to pay Savings Offer Utilizations Prescribing Formulary Access Patient Volume Patient Demographics CRM 64 Digital Targeting and Programmatic Buying Non-Personal HCP and Point of Care Print and Other Traditional Media

Create an Integrated Twirla® Brand Experience for the Target Consumer Hyper-Targeted Digital Media Experiential Event Marketing Point-of-Care Convergence Social Media & Advocacy Platforms Mobile RM Program Influencer Marketing Cause Marketing 65

“ I’m worried that I would be unable to use [Twirla] in obese population because it’s not as efficacious. And I still have hesitation regarding concern for VTE ” - HCP survey respondent “ I don’t see [Twirla] as good in obese patients ” - HCP survey respondent *Product profile made specific reference to reduced efficacy in patients > 202 lbs HCPs Underscored Twirla’s Dosing Convenience, Recognized Differences in Sub-Populations Benefits Concerns “ The patient doesn't have to remember taking pills daily. The patch is easy and effective ” - HCP survey respondent “ I like the convenience, patient satisfaction, and efficacy ” - HCP survey respondent “ No black box warning and comparable to low dose oral contraceptives ” - HCP survey respondent Source: Third party market research, 2017 66

Benefits Concerns Consumers Highlighted Ease of Use as Key Benefit, Noted Few Dislikes “ Easily hidden. Not too many side effects. Convenient and easy to use ” - Patient survey respondent “ It is very similar to low dose birth control pills ” - Patient survey respondent “ I would say it is as effective as birth control pills, with low amounts of hormones ” - Patient survey respondent “ I still don’t like that it would be a visible sign of birth control method ” - Patient survey respondent “ There is nothing I dislike about the product. I don't know the cost of the patch but if it is expensive then it is something I would dislike. ” - Patient survey respondent “ There’s nothing that I dislike about this product so far ” - Patient survey respondent Source: Third party market research, 2017 67

Consumers “extremely likely” to ask for Twirla 15% *Assumes consumer activation with unaided awareness of 70% Sources: Qualitative and quantitative HCP research, Kantar Health 2010; Third party research, 2017; Qualitative and quantitative consumer market research, Adelphi Research 2016 Twirla® Market Research Sentiment Has Remained Consistent Since 2010 2010 9% 2017 9%* Twirla Peak TRx (% CHC Market, calibrated) 2017 included language: “Product X may be less effective in preventing pregnancy in women that are over 202 lbs (92 kg)” 68 16% 27% 17% 21% 67% 52% If a doctor recommended Twirla Based solely on Product Profile Consumer: Likelihood to Ask for a Prescription for Twirla Rate 1 - 7, Not at all likely (1) to Extremely likely (7) Bottom (1,2,3) Middle (4) Top (5,6,7)

Dynamics of Contraceptive Launches Graph for illustrative purposes only 1 2 3 4 Lifecycle opportunities Phased formulary acceptance Development of HCP awareness Heavy use of samples in this category Escalation of consumer awareness 69

TriCyclen and Evra are registered trademarks of Johnson & Johnson, Inc.; Nuvaring is a registered trademark of Merck & Co., Inc.; Yasmin, Yaz, Beyaz and Natazia are registered trademarks of Bayer; Loestrin, Generess, Minastrin, and Taytulla are registered trademarks of Allergan, Inc.; Seasonale, Seasonique and Quartette are registered trademarks of Teva Pharmaceuticals USA, Inc. Source: IMS NPA 2000-2016; Qualitative HCP market research, Adelphi Research 2016 Yasmin (Jun 2001) Nuvaring (Jun 2002) TriCyclen Lo (Sep 2002) Seasonale (Oct 2003) Generess (May 2011) Quartette (Aug 2013) Minastrin 24 (Aug 2013) Loestrin 24 (Mar 2006) Yaz (Apr 2006) Seasonique (Jul 2006) Evra (Mar 2002) LoLoestrin (Dec 2010) Natazia (Jul 2010) Beyaz (Oct 2010) Lo Seasonique (Mar 2009) Taytulla (Nov 2016) 2001 2016 “I am happy to see [Twirla®]! It’s time another patch came to the market.” – OB/GYN Market Research, October 2016 Only non-daily CHC brands 70

A Look Toward the Future Al Altomari, Chairman and CEO 71

70-100 contract sales representatives planned 1H 2018 Trade shipments and sales force launch planned 1H 2018 TRx growth expected to ramp up 2H 2018 Peak Twirla® TRx market share expected to be approximately 9% based on current assumptions Summary of Key Assumptions PDUFA Goal Date: December 26, 2017 No plans to provide interim updates on FDA’s review Regulatory Commercial 72

AGRX Financial Snapshot Cash $43.8 Million cash on hand at September 30, 2017 Expected to fund operations into Q2 2018 Shares Outstanding 34.2 Million common shares outstanding at September 30, 2017 29.8 Million weighted average shares outstanding 3 months ended Sept 30, 2017 31.9 Million weighted average shares outstanding 9 months ended Sept 30, 2017 $8.5 Million (debt) potentially available from Hercules Potential Future Capital 73

Near-term Mid-term Long-term Establish Agile in contraceptive market Become contraceptive market leader with Agile franchise Broaden women’s health portfolio in areas of unmet need Small Patch Program (SmP) AG200-ER (extended regimen) AG890 (progestin only) Endometriosis Uterine fibroids Osteoporosis Urinary incontinence Menopause Potential Value Laying the Foundation for Growth 74

Agile Corporate Summary $3.9 Billion U.S. market for combined hormonal contraceptives (CHC) Twirla is expected to be the first and only low-dose CHC patch Experienced leadership team Cash position expected to support launch Launch planning well underway Ability to Execute Successful Twirla Launch Significant Market Opportunity Twirla® Potential Approval December 26, 2017 75

Thank You 76

Q&A Session 77